      As filed with the Securities and Exchange Commission on May 22, 1997

                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                 ---------------
                           The Cooper Companies, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware           6140 Stoneridge Mall Road, Suite 590       94-2657368
(State or Other           Pleasanton, California 94588        (I.R.S. Employer
Jurisdiction of                 (510) 460-3600            Identification Number)
Incorporation or
 Organization)          (Address, including ZIP code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)

                                CAROL R. KAUFMAN
                   Vice President of Legal Affairs, Secretary
                       and Chief Administrative Officer
                           The Cooper Companies, Inc.
                      6140 Stoneridge Mall Road, Suite 590
                          Pleasanton, California 94588
                                 (510) 460-3600
       (Name, address, including ZIP code, and telephone number, including area code, of agent for service)
                                 ---------------
                                   Copies to:
                             TRACY K. EDMONSON, ESQ.
                             LAURA L. GABRIEL, ESQ.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600
                                 ---------------

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                   Proposed Maximum     Proposed Maximum
 Title of each class of Securities to         Amount to be          Offering Price     Aggregate Offering         Amount of
           be Registered                       Registered            Per Unit (1)         Price (1)            Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.01 par value)                   144,800                $20.8125          $3,013,650                 $914
--------------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights (2)              434,400             Not applicable           (2)                    $100
================================================================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee, based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange, Inc. on May 16, 1997, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.

(2) Rights to acquire shares of the Registrant's Series A Junior Participating Preferred Stock are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock. Fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

 PROSPECTUS
                              SUBJECT TO COMPLETION
                    PRELIMINARY PROSPECTUS DATED May 22, 1997

                           THE COOPER COMPANIES, INC.
                         144,800 Shares of Common Stock
                           ($.10 Par Value Per Share)

        This Prospectus relates to up to 144,800 shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), of The Cooper Companies, Inc., a Delaware corporation (the "Company"), and the Rights ("Rights") to acquire the Company's Series A Junior Participating Preferred Stock that are attached to and trade with the Common Stock, which may be offered for sale by certain stockholders of the Company (the "Selling Stockholders"). The Common Stock and the Rights are herein collectively referred to as the "Securities". Such sales may be effected from time to time by the Selling Stockholders directly or through one or more broker-dealers, in one or more transactions on the New York Stock Exchange (the "NYSE") or the Pacific Stock Exchange (the "PSE") pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

        The Company will not receive any of the proceeds from the sale of the Securities. The Company will bear all expenses of the offering of the Securities, except that the Selling Stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Stockholders.

        The Common Stock is listed on the NYSE and the PSE. On May 21, 1997 the last reported sale price for the Common Stock of the Company as reported on the NYSE Composite Tape was $21 1/8 per share.

                                -----------------

          See "Risk Factors" commencing on page 4 for a discussion of certain factors that should be considered by prospective purchasers of the Securities offered hereby.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

                                -----------------

                The date of this Prospectus is            , 1997

                               ------------------



Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             AVAILABLE INFORMATION

        The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") with respect to the Securities. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the Securities, please refer to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements contained in this Prospectus as to the contents of any agreement or other document referred to herein or therein are qualified by reference to the copy of such agreement or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

        The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants who file with the Commission and certain of the Company's filings are available at such web site: http://www.sec.gov. In addition, the Common Stock is listed on the NYSE and the PSE and such information can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and the PSE, 301 Pine Street, San Francisco, California 94104.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed by the Company under the Exchange Act with the Commission are incorporated herein by reference.


     (a) Annual Report on Form 10-K for the fiscal year ended October 31, 1996 (the "1996 10-K");

     (b) The portions of the Company's 1996 Annual Report to Stockholders that have been incorporated by reference into the 1996 10-K;

     (c) The portions of the Company's Proxy Statement for its Annual Meeting of Stockholders held March 25, 1997 that have been incorporated by reference into the 1996 10-K;

     (d)  Quarterly  Report on Form 10-Q for the quarter ended January 31, 1997;

     (e) Current Reports on Forms 8-K dated January 10, 1997, January 30, 1997, February 10, 1997, February 25, 1997, March 18, 1997, March 26, 1997,
          April 7, 1997 and May 21, 1997; and

     (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on October 28, 1983 and the description of the Company's Rights contained in the Company's Registration Statement on Form 8-A filed on November 12, 1987.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        A copy of any or all of the documents incorporated or deemed to be incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference therein) will be provided without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request. Copies of this Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Prospectus under Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), will also be provided without charge to each such person, upon written or oral request. Requests for such copies should be addressed to the Vice President of Legal Affairs of the Company, 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588 (telephone number:
(510) 460-3600).

                           FORWARD-LOOKING STATEMENTS

        This Prospectus and the documents incorporated by reference herein contain projections and other forward-looking statements within the meanings of
Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve risks and uncertainties. Actual results could differ materially from these projections as a result of certain factors, including major changes in business conditions and the economy in general, loss of key members of senior management, new competitive inroads, costs to integrate acquisitions, dilution to earnings and earnings per share associated with acquisitions and stock issuances, decisions to invest in research and development projects, regulatory issues, unexpected changes in reimbursement rates and payer mix, unforeseen litigation, costs associated with potential debt restructuring, decisions to divest businesses and the cost of acquisition activity, particularly if a large acquisition is not completed. Future results are also dependent on each business unit meeting specific objectives.

                                   THE COMPANY

        The Company, through its primary subsidiaries (CooperVision, Inc., CooperSurgical, Inc. ("CooperSurgical") and Hospital Group of America, Inc.), develops, manufactures and markets healthcare products, including a range of contact lenses and diagnostic and surgical instruments, equipment and accessories, and provides healthcare services through the ownership and operation of certain psychiatric facilities. The principal executive offices of the Company are located at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588, (510) 460-3600.

                                  RISK FACTORS

Price Volatility and Shares Available for Future Sale

        The market price of the Common Stock may be subject to significant fluctuations in response to, among other things, the factors discussed above under "Forward-Looking Statements," variations in quarterly operating results, failure to meet published estimates of, or changes in earnings estimates by, the Company or securities analysts, and other factors. In addition, the securities markets have experienced significant price and volume fluctuations from time to time in recent years that have often been unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations could affect the market price of the Common Stock.

        The Company has outstanding options to purchase approximately 770,000 shares of Common Stock, approximately 480,000 of which are currently exercisable. If these options are exercised, the issuance of such shares of Common Stock would dilute the proportionate voting power and equity interests of the other holders of Common Stock. In addition, sales of substantial amounts of Common Stock, including the sale by the Company of all or a substantial portion of the shares of Common Stock registered hereunder, or the sale by Cooper Life Sciences ("CLS") of all or a substantial portion of the approximately 1,400,000 shares of Common Stock it beneficially owns (which are registered for resale on a registration statement under the Securities Act), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.

Significant Stockholder

        CLS currently owns approximately 12% of the Company's issued and outstanding shares of Common Stock. In addition, pursuant to a settlement agreement with the Company entered into on June 14, 1993, CLS has the right to designate two of the eight members of the Company's Board of Directors so long as CLS owns at least 800,000 shares of Common Stock, and one director so long as CLS owns at least 333,333 shares of Common Stock. A third member of the Company's Board of Directors, Moses Marx, owns a majority of the outstanding stock of CLS. By virtue of their representation on the Company's Board of Directors and CLS' significant ownership of Common Stock, CLS and Mr. Marx may have significant influence over the affairs of the Company.

                            THE SELLING STOCKHOLDERS

        The Securities to be offered under this Prospectus are owned by the Selling Stockholders listed in the table below. The Selling Stockholders acquired the Securities in connection with the merger of Marlow Surgical
Technologies, Inc., an Ohio corporation ("Marlow"), with and into Marlow Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Acquisition Sub"), pursuant to the terms of an Agreement and Plan of Merger dated as of April 3, 1997, among the Company, Acquisition Sub, Marlow and certain shareholders of Marlow (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, the Company agreed to file a registration statement covering the Securities with the Commission.

        Because the Selling Stockholders may sell all or some portion of the Securities covered by this Prospectus, no estimate can be given as to the number of Shares, and the percentage of outstanding shares of Common Stock, that will be held by any of them after any particular sale.

        The following table identifies each Selling Stockholder and sets forth information as of May 22, 1997 with respect to the Shares held and to be offered under this Prospectus from time to time by each Selling Stockholder. Clifford A. Marlow, Scott C. Marlow and Mike Lanese are an Executive Vice President, the Director of Product Development and a sales representative, respectively, of CooperSurgical.


          Selling Stockholder                                  Number of Shares
          -------------------                                  ----------------
          Clifford A. Marlow                                         75,221

          Scott C. Marlow                                            28,398

          Richard L. Hart                                             5,208

          Stanley Pollack                                            19,760

          James F. Daniell                                              732

          Marcus Tower                                                4,395

          H. M. Hasson, M.D.                                            732

          L&G Enterprises,                                              732
          a Kentucky Corp.

          Selling Stockholder                                  Number of Shares
          -------------------                                  ----------------
          Robert E. Stone, M.D.                                         732

          Betsy Anne Pollack                                            293

          Catherine Ann Pollack                                         293

          Kurt Allen Marlow                                             440

          Kevin Patrick Marlow                                          440

          Kasey Hart Marlow                                             440

          Shakuntala Rao                                              1,171

          Dinkar Rao as Custodian for                                   292
          Seema Rao Under the Uniform
          Gifts to Minors Act

          Jacklyn Elizabeth Marlow                                      293

          Marcus E. Tower and                                           293
          Deborah R. Tower as
          Custodians for Katherine
          Tower Under the Uniform Gifts
          to Minors Act

          Marcus E. Tower and                                           293
          Deborah R. Tower as
          Custodians for M. Ryan Tower
          Under the Uniform Gifts to
          Minors Act

          Marcus E. Tower and                                           293
          Deborah R. Tower as
          Custodians for Colin Edward
          Tower

          Dinkar Rao                                                    284

          Mike Lanese                                                   203

          Selling Stockholder                                  Number of Shares
          -------------------                                  ----------------
          Art Goddard                                                   203

          Mark Curtis                                                   813

          Gerald Greene                                                 813

          Michael Naughton                                            2,033
                                                                      -----
                                                                    144,800
                                                                    =======


                              PLAN OF DISTRIBUTION

        The Securities are being sold by the Selling Stockholders for their own account, and the Company will not receive any of the proceeds from the sale of the Securities.

        The distribution of the Securities by the Selling Stockholders may be effected from time to time by the Selling Stockholders directly or through one or more brokers, agents, or dealers in one or more transactions (which may involve crosses and block transactions) on the NYSE, the PSE or other exchanges on which the Common Stock is listed, pursuant to and in accordance with the rules of such exchanges, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to prevailing market prices or at negotiated prices. In the event that one or more brokers, agents or dealers agree to sell the Securities, they may do so by purchasing Securities as principals or by selling Securities as agents for a Selling Stockholder. Any such brokers, agents or dealers who effect a sale of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act. Any such broker, agent or dealer (i) may receive compensation from the Selling Stockholders which may be deemed to be underwriting discounts or commissions and
(ii) may receive commissions from purchasers of the Securities for whom it may act as agent. If any such broker or dealer purchases the Securities as principal it may effect resales of the Securities from time to time to or through other brokers or dealers, and such other brokers or dealers may receive compensation in the form of concessions or commissions from the Selling Stockholder or purchaser of the Securities for whom they may act as agents.

        The Company has advised each of the Selling Stockholders that it and any such brokers, dealers or agents who effect a sale of the Securities are subject to the prospectus delivery requirements of the Securities Act. The Company also has advised each of the Selling Stockholders that in the event of a "distribution" of its Securities, such Selling Stockholder and any broker, agent or dealer who participates in such distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rule 10b-6.

        In connection with distributions of the Securities, the Selling Stockholders may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may sell the Common Stock short and deliver the Securities to close out such short positions. The Selling Stockholders also may enter into option or other transactions with broker-dealers that involve the delivery of the Securities to the broker-dealers, who may then resell or otherwise transfer such Securities. The Selling Stockholders also may loan or pledge the Securities to a broker-dealer and the broker-dealer may sell the Securities so loaned or upon a default may sell or otherwise transfer the pledged Securities.

        The Company will bear all expenses of the offering of the Securities, except that the Selling Stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as the fees and disbursements of counsel to and experts for the Selling Stockholders.

                                  LEGAL MATTERS

      The legality of the Securities offered hereby will be passed upon for the Company by Latham & Watkins, San Francisco, California.

                                     EXPERTS

        The consolidated financial statements and schedule of The Cooper Companies, Inc. and subsidiaries, the consolidated financial statements and schedule of Hospital Group of America, Inc. and subsidiaries and the financial statements and schedule of CooperSurgical, Inc. as of October 31, 1996 and 1995 and for each of the years in the three-year period ended October 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

==============================                    ==============================

        No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offering herein contained, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereafter shall, under any circumstances, create any implications that the information contained herein is correct as of any date subsequent to the date hereof.

                    ----------
                TABLE OF CONTENTS

                                         Page
                                         ----
        Available Information.........    2
        Incorporation of Certain
          Information by Reference        2
        Forward-Looking Statements....    3
        The Company...................    4
        Risk Factors..................    4
        The Selling Stockholders......    5
        Plan of Distribution..........    7
        Legal Matters.................    9
        Experts.......................    9



                                 144,800 SHARES

                           THE COOPER COMPANIES, INC.

                                  COMMON STOCK



                               ------------------

                                   PROSPECTUS

                               ------------------









                               ____________, 1997



==============================                    ==============================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The expenses relating to the registration of the Securities will be borne by the Company. Such expenses are set forth in the table below. All amounts are estimates except the Securities Act registration fee.


Securities Act Registration Fee .....................................     $1,014
Accounting Fees and Expenses ........................................      3,500
Legal Fees and Expenses (other than Blue Sky) .......................     10,500
Blue Sky Fees and Expenses ..........................................      2,000
Miscellaneous .......................................................      2,986
                                                                           -----
Total ...............................................................    $20,000
                                                                         =======


Item 15. Indemnification of Directors and Officers.

        The Company is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

         Article X of the Company's Certificate of Incorporation, as amended, provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of duty as a director, except under the circumstances listed in (i) through (iv) above and further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

        Paragraph (b) of Article X of the Company's Certificate of Incorporation, as amended, provides that each person who was or is made a party to or is threatened to be made party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity shall, except in certain lawsuits initiated by such persons, be indemnified and held harmless by the Company, to the full extent authorized by the DGCL, as in effect (or, to the extent authority for indemnification is broadened, as it may be amended) against all expense, liability or loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Paragraph (b) further provides that rights conferred thereby shall be contract rights and shall include the right to be paid by the Company the expenses incurred in defending the proceedings specified above, in advance of their final disposition, provided that, if the DGCL so requires, such payment shall only be made upon delivery to the Company by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified under Paragraph
(b) or otherwise.  Paragraph (b) provides that the Company may, by action of its

Board of Directors,  provide  indemnification  to its agents with the same scope
and  effect  as  the  foregoing  indemnification  of  directors,   officers  and
employees.

        Paragraph (b) provides that persons indemnified thereunder may bring suit against the Company to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit shall be reimbursed by the Company. Paragraph (b) further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the DGCL, the burden of proving the defense shall be on the Company and neither the failure of the Company's Board of Directors to have made a determination that indemnification is proper, nor an actual determination by the Board of Directors that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Paragraph (b) provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Company's Certificate of Incorporation or By-Laws, or otherwise.

        Paragraph (b) also provides that the Company may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        Finally, Paragraph (b) provides that the Company may enter into indemnification contracts consistent with its provisions. However, the existence of a contract is not a precondition to indemnification under Paragraph (b).

        Article VII, Section 7 of the By-Laws of the Company provides:

        "The Corporation shall indemnify, to the extent permitted by the General Corporation Law of Delaware as amended from time to time, (a) each of its present and former officers and Directors, and (b) each of its present or former officers, Directors, agents or employees who are serving or have served at the request of this corporation as an officer, Director or partner (or in any similar position) of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether by or in the right of this corporation by a third party or otherwise, to which such person is made a party or threatened to be made a party by reason of such office in this Corporation or in another corporation, partnership, joint venture, trust or other enterprise. Such indemnification shall inure to the benefit of the heirs, executors and administrators of any indemnified person.

        To the extent permitted by the General Corporation Law of Delaware, under general or specific authority granted by the Board of Directors,
        (a) this Corporation by specific action of the Board of Directors may furnish such indemnification to its agents and employees with respect to their activities on behalf of this Corporation; (b) this Corporation by specific action of the Board of Directors may furnish such indemnification to each present or former officer, director, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation and to each officer, director, agent or employee who is or was serving at the request of such constituent corporation as an officer, director, agent or employee of another corporation, partnership, joint venture, trust or other enterprise; and (c) this corporation may purchase and maintain indemnification insurance on behalf of any of the officers, directors, agents or employees whom it is required or permitted to indemnify as provided in this Article."

        The Company maintains insurance covering itself and its officers and directors against certain liabilities incurred in their capacities as such.

Item 16. Exhibits

        The  following   documents  are  filed  as  part  of  this  Registration
Statement.

 Exhibit Number                            Description
 --------------                            -----------

        4.1 Restated Certificate of Incorporation, as amended, incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 No. 33-17330.

        4.2     Certificate   of   Amendment   of   Restated    Certificate   of
                Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995.


        4.3 Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 8-A dated January 18, 1994.

        4.4 Rights Agreement, dated as of October 29, 1987, between the Registrant and The First National Bank of Boston, incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 1-8597) dated October 29, 1987.

        4.5 Amendment No. 1 to the Rights Agreement, dated as of June 14, 1993, between the Registrant and The First National Bank of Boston, incorporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1993.

        4.6 Amendment No. 2 to the Rights Agreement, dated as of January 16, 1995, between the Registrant and the First National Bank of Boston, incorporated by reference to Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 3, 1994.

        4.7 Agreement and Plan of Merger dated as of April 3, 1997, among the Registrant, Marlow Acquisition Corp., Marlow Surgical
                Technologies, Inc. and the shareholders of Marlow Surgical Technologies, Inc. named on Schedule I attached thereto.

        5.1     Opinion of Latham & Watkins.

        23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1).

        23.2    Consent of KPMG Peat Marwick LLP.


        24.1 Power of Attorney (included on page II-7 of this Registration Statement).


Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously discussed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 22nd day of May, 1997.

                                     THE COOPER COMPANIES, INC.



                                      By:    /s/ A. Thomas Bender
                                           -----------------------------
                                           A. Thomas Bender
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Carol R. Kaufman and Robert S. Weiss, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith or in connection with the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                              Title                          Date
            ---------                              -----                          ----
/s/ A. Thomas Bender                 President, Chief Executive           May 22, 1997
------------------------------       Officer and Director (Principal
A. Thomas Bender                     Executive Officer)



            Signature                              Title                          Date
            ---------                              -----                          ----


/s/ Robert S. Weiss                  Executive Vice President,            May 22, 1997
------------------------------       Treasurer, Chief Financial
Robert S. Weiss                      Officer and Director (Principal
                                     Financial Officer)


/s/ Stephen C. Whiteford             Vice President and Corporate         May 22, 1997
------------------------------       Controller (Principal Accounting
Stephen C. Whiteford                 Officer)


/s/ Allan E. Rubenstein, M.D.        Chairman of the Board of Directors   May 22, 1997
------------------------------
Allan E. Rubenstein, M.D.


/s/ Michael H. Kalkstein             Director                             May 22, 1997
------------------------------
Michael H. Kalkstein


/s/ Donald Press                     Director                             May 22, 1997
------------------------------
Donald Press


/s/ Moses Marx                       Director                             May 22, 1997
------------------------------
Moses Marx


/s/ Steven Rosenberg                 Director                             May 22, 1997
------------------------------
Steven Rosenberg


/s/ Stanley Zinberg, M.D.            Director                             May 22, 1997
------------------------------
Stanley Zinberg, M.D.


                                 EXHIBIT INDEX

      Exhibit
       Number                            Description
       ------                            ------------
        4.1 Restated Certificate of Incorporation, as amended, incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 No. 33-17330.

        4.2     Certificate   of   Amendment   of   Restated    Certificate   of
                Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

        4.3 Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 8-A dated January 18, 1994.

        4.4 Rights Agreement, dated as of October 29, 1987, between the Registrant and The First National Bank of Boston, incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 1-8597) dated October 29, 1987.

        4.5 Amendment No. 1 to the Rights Agreement, dated as of June 14, 1993, between the Registrant and The First National Bank of Boston, incorporated by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1993.

        4.6 Amendment No. 2 to the Rights Agreement, dated as of January 16, 1995, between the Registrant and the First National Bank of Boston, incorporated by reference to Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 3, 1994.

        4.7 Agreement and Plan of Merger dated as of April 3, 1997, among the Registrant, Marlow Acquisition Corp., Marlow Surgical
                Technologies, Inc. and the shareholders of Marlow Surgical Technologies, Inc. named on Schedule I attached thereto.

        5.1     Opinion of Latham & Watkins.

        23.1 Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1).

        23.2    Consent of KPMG Peat Marwick LLP.

        24.1 Power of Attorney (included on page II-7 of this Registration Statement).